UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2024
Keurig Dr Pepper Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 South Avenue, Burlington, Massachusetts 01803
(Address of principal executive offices, including zip code)
781-418-7000
(Registrant’s telephone number including area code)
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-14(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	KDP	Nasdaq Stock Market LLC

Item 1.01. Entry into a Material Definitive Agreement.
On October 25, 2024, Keurig Dr Pepper Inc. (the “Company”) entered into a new term loan agreement (the “Term Loan Agreement”) among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent.
The Term Loan Agreement provides for a delayed draw term loan facility in an aggregate principal amount of $1.25 billion, available in a first tranche of $1 billion and second tranche of $250 million. The proceeds of the Term Loan Agreement, if drawn, may be used by the Company for general corporate purposes, including to finance acquisitions (including the payment of any fees and expenses incurred in connection therewith). Borrowings under the Term Loan Agreement are unsecured. Borrowings under the first tranche and second tranche must be repaid on April 25, 2026, and February 23, 2027, respectively.
The interest rate applicable to borrowings under the Term Loan Agreement ranges from (i) a rate equal to SOFR plus a spread adjustment of 0.100% and a margin of 0.875% to 1.500% to (ii) a rate equal to a base rate plus a margin of 0.000% to 0.500%, in each case depending on the credit rating of the Company as determined by Moody’s and S&P.
The Term Loan Agreement also contains (i) certain customary affirmative covenants, including those that impose certain reporting and/or performance obligations on the Company and its subsidiaries, (ii) certain customary negative covenants that generally limit, subject to various exceptions, the Company and its subsidiaries from taking certain actions, including, without limitation, incurring liens, consummating certain fundamental changes and entering into transactions with affiliates, (iii) a financial covenant in the form of an interest coverage ratio and (iv) customary events of default (including a change of control) for financings of this type.
The foregoing summary of the Term Loan Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Term Loan Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEURIG DR PEPPER INC.
Dated: October 25, 2024
	By:	/s/ Anthony Shoemaker
		Name:	Anthony Shoemaker
		Title:	Chief Legal Officer, General Counsel and Secretary